Exhibit 99.1

Contact:	Terry A. Peterson Chief Executive Officer 360-475-9374
WSB Financial Reports Lower Losses in 3Q08 and Maintains Solid Capital Position
Bremerton, WA – October  , 2008 – WSB Financial Group (NASDAQ: WSFG), the parent company of Westsound Bank, today reported that it is continuing to work through its construction loan portfolio challenges while reducing operating losses. The company continues to maintain solid capital, liquidity and loan loss provisions.
“Our regulatory safety and soundness examination was completed in September. We believe the exam went smoothly and is a testament to the professional efforts of our team,” said Terry Peterson, Chief Executive Officer. Peterson was hired as WSB Financial’s President and CEO on April 15, 2008. WSB Financial posted a net loss of $4.3 million, or $0.77 per share, for the third quarter of 2008, compared to a net loss of $7.8 million, or $1.39 per share, for the third quarter of 2007. Year-to-date, WSB Financial lost $21.1 million, or $3.78 per share, compared to a loss of $5.2 million, or $0.94 per share, for the same period in 2007. All results for the third quarter and nine month periods are unaudited.
Strategic Review
“While WSB was one of the first banks to be faced with concerns in its construction and land development portfolio, there are now many community banks around the country dealing with similar issues,” said Peterson. “While the actions by the Fed and the Treasury Department are addressing important industry concerns, we are independently making progress on executing our strategic plan. We completed our first 100-day plan in 80 days, which involved identifying all on balance sheet and off balance sheet risk. The pending resolution of the class action lawsuit is a tremendous accomplishment and removes a dark cloud over the company.
“Our second 100-day plan is focused on executing our loan collection strategies and gathering deposits in our communities. As we continue gaining momentum in our loan collections efforts, we will accelerate our local lending activities. Today, we are making strategic investments in our staff including the recent hiring of two business development officers. Additionally, we are reinvigorating our branch franchise beginning with the relocation of our new Silverdale office and a new Poulsbo branch, both of which are expected to occur in November.” Peterson added.
Solid Capital and Strong Liquidity
“We are deleveraging our balance sheet as existing loans pay down and as our collection efforts bring results,” said Mark Freeman, Chief Financial Officer. “During this process, we are maintaining a high level of liquidity and continuing to show solid capital ratios. At September 30, 2008, WSB Financial had a Tier 1 Capital to Average Assets of 10.63%, Tier 1 Capital to Risk Based Assets of 13.12% and Risk Based Capital/Risk Based Assets of 14.44%.
Liquidity remains high with a liquidity ratio of 20% at third quarter end (as measured by total cash and investments divided by deposits), compared to 25% in the second quarter and 11% a year ago. WSB Financial has no Fannie Mae or Freddie Mac equity securities and its investment securities are Treasury or U.S. Government Agency securities. Book value per share was $6.40 at September 30, 2008.
Balance Sheet and Credit Quality Review
“Our construction loan portfolio decreased to $129 million or 40% of the total portfolio from $149 million or 44% of the portfolio at June 30, 2008,” said Charles Turner, Chief Credit Officer. “The maturity distribution of our construction loan portfolio will continue to increase NPA’s in the fourth quarter. We anticipate NPA’s to crest in the first half of 2009.
“As further evidence of our deleveraging strategy, the loan portfolio shrank by $16.6 million to $323.1 million, in the third quarter, and includes $7.2 million in real estate loans that moved to OREO. Over the past 12 months, the loan portfolio shrank by $104 million and includes $11.3 million in real estate loans that moved to OREO.”
Nonperforming assets (NPAs) at September 30, 2008, totaled $130.1 million, which includes $119.1 million of nonperforming loans on non-accrual status and $11.0 million in other real estate owned (OREO). The allowance for loan losses was $24.5 million, or 7.60% of gross loans at September 30, 2008. During the third quarter of 2008, net charge-offs totaled $3.6 million, or 1.15% of average loans. Year to date, net charge-offs were $6.2 million, or 1.78% of average loans in the first nine months of 2008.

WSFG Reports 3Q08 Results
October 29, 2008      Page 2
The following table reflects the makeup of the company’s overall loan portfolio by loan type.

	Sep. 30,		June 30,
Loan Category	2008	% of	2008	% of	Quarter
($ in thousands)	Loans	Loans	Loans	Loans	Change

Spec Construction	$48,609	15%	$53,961	16%	-10%
Custom Construction	80,180	25%	94,567	28%	-15%

Total Construction	128,789	40%	148,528	44%	-13%
Vacant Land & Land Development	43,129	13%	47,622	14%	-9%
1-4 Family Mortgage	34,866	11%	34,462	10%	1%
Multifamily Mortgage	11,997	4%	11,815	3%	2%
Commercial RE	61,931	19%	66,293	20%	-7%
Commercial Loans	39,285	12%	27,658	8%	42%
Consumer	3,075	1%	3,311	1%	-7%

Total Gross Loans	$323,072	100%	$339,689	100%	-5%
The following table reflects the makeup of the company’s total nonperforming loan portfolio:

	Sept. 30,		June 30,
Loan Category	2008	% of	2008	% of	Quarter
($ in thousands)	NPLs	NPLs	NPLs	NPLs	Change

Spec Construction	$29,608	24.9%	$23,318	23.0%	27%
Custom Construction	45,667	38.4%	45,773	45.1%	0%

Total Construction	75,275	63.2%	69,091	68.1%	9%
Vacant Land & Land Development	16,597	13.9%	14,542	14.3%	14%
1-4 Family Mortgage	9,546	8.0%	8,425	8.3%	13%
Multifamily Mortgage	2,783	2.3%	3,111	3.1%	-11%
Commercial RE	2,710	2.3%	2,762	2.7%	-2%
Commercial Loans	11,860	10.0%	3,399	3.4%	249%
Consumer	296	0.2%	82	0.1%	261%

Total Nonperforming Loans	$119,067	100.0%	$101,412	100.0%	17%
Of the nonperforming loans, 41% were in Kitsap County, 30% were in King County, 19% were in Pierce County and the remaining 10% were in other parts of Western Washington. OREO consists of 38 properties with 4 homes and 3 lots in King County, 7 homes and 2 lots in Kitsap County, 1 home and 4 lots in Mason County, 10 homes and 3 lots in Pierce County, 1 home and 2 lots in Clallam County and 1 lot in Snohomish County.

WSFG Reports 3Q08 Results
October 29, 2008      Page 3
The following table reflects the makeup of the company’s overall loan portfolio by location:

Loan Category
9/30/2008	Total	% of	Kitsap	% of	King	% of	Pierce	% of	Other	% of
($ in thousands)	Loans	Total	County	Total	County	Total	County	Total	Counties	Total

Spec Construction	$48,609	15%	$19,134	6%	$10,684	3%	$10,776	3%	$8,015	2%
Custom Construction	80,180	25%	17,568	5%	41,154	13%	14,201	4%	7,257	2%

Total Construction	128,789	40%	36,702	11%	51,838	16%	24,977	8%	15,272	5%
Vacant Land & Land	43,129	13%	22,677	7%	4,239	1%	5,428	2%	10,785	3%
Development
1-4 Family	34,866	11%	17,493	5%	2,716	1%	6,418	2%	8,239	3%
Multifamily	11,997	4%	4,964	2%	—	0%	2,955	1%	4,078	1%
Commercial RE	61,931	19%	43,538	13%	2,905	1%	3,339	1%	12,149	4%
Commercial	39,285	12%	20,319	6%	14,741	5%	2,483	1%	1,742	1%
Consumer	3,075	1%	2,864	1%	20	0%	23	0%	168	0%

Totals	$323,072	100%	$148,557	46%	$76,459	24%	$45,623	14%	$52,433	16%
Review of Operations
Net interest income before provision for loan losses was $569,000 in the third quarter of 2008 compared to $948,000 in the second quarter of 2008, and $5.5 million in the third quarter of 2007, reflecting lower earning assets and reversal of accrued interest on nonperforming loans. Year-to-date, net interest income before provision for loan losses totaled $3.6 million compared to $15.7 million in the nine months of 2007. The increase in non-accrual loans also impacted net interest income, as $1.5 million in interest income was reversed in the third quarter and $6.0 million was reversed in the first nine months of 2008.
“Due to substantial additions to our allowance for loan losses earlier this year, combined with the outcome of our regulatory examination, we did not take additional provision for loan losses this quarter”, said Peterson. Year-to-date, the provision for loan losses totaled $11.2 million compared to $14.2 million for the first nine months of 2007. Net interest income after no loan loss provision was $569,000 in the third quarter of 2008, compared to a net interest loss, after loan loss provision of $2.6 million for the preceding quarter, and net interest loss, after loan loss provision of $7.9 million, in the third quarter of 2007. In the first nine months of 2008, net interest income after loan loss provision was a loss of $7.7 million, compared to net interest income of $1.5 million, after the $14.2 million provision for loan loss, in the same period a year ago.
Noninterest income in the quarter was $194,000, up from $161,000 in the preceding quarter, but down from the $1.0 million earned in the third quarter a year ago. WSB has had no gain on sale of loans in 2008, due to the closure of the mortgage operation in 2007. In the third quarter a year ago, the company recognized $737,000 in gain on sale of loans and $2.6 million for the first nine months a year ago.
Noninterest expense in the third quarter was $5.1 million compared to $4.3 million in the second quarter of 2008 and $4.8 million in the third quarter of 2007, with lower compensation costs offset by increased consulting, accounting, legal, loan collection and appraisal expenses. Third quarter expenses included approximately $800,000 in legal costs associated with the settlement of the class action lawsuit. Year-to-date, noninterest expense totaled $12.7 million, down from $13.0 million in the first nine months of 2007.
ABOUT WSB FINANCIAL GROUP, INC. WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank. The company was founded in 1999, and currently operates nine full service offices located within 5 contiguous counties within Western Washington. Our website is http://www.westsoundbank.com.
This news release may contain “forward-looking statements’’ that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, net interest margin, credit quality loan losses and efficiency ratio, and success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,’’ “anticipate,”’ “expect,’’ “will,’’ “believe,’’ and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislative or regulatory requirements; (5) pending litigation; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates. WSB Financial Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

WSFG Reports 3Q08 Results
October 29, 2008       Page 4

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended			Year to Date
(Unaudited)	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands except share data)	2008	2008	2007	2008	2007

Interest Income
Interest and fees on loans	$3,754	$4,710	$9,826	$14,800	$27,493
Taxable investment securities	146	105	88	330	232
Tax exempt securities	14	(1)	18	32	56
Federal funds sold	268	468	171	1,291	584
Other interest income	44	36	39	105	133

Total interest income	4,226	5,318	10,142	16,558	28,498

Interest Expense
Deposits	3,567	4,244	4,514	12,646	12,358
Other borrowings	—	—	—	—	1
Junior subordinated debentures	90	126	152	360	448

Total interest expense	3,657	4,370	4,666	13,006	12,807

Net Interest Income	569	948	5,476	3,552	15,691
Provision for loan losses	—	3,545	13,362	11,235	14,179

Net interest income (loss) after provision for loan losses	569	(2,597)	(7,886)	(7,683)	1,512

Noninterest Income
Service charges on deposit accounts	97	73	95	248	275
Other customer fees	86	141	198	320	677
Net gain on sale of loans	—	—	737	—	2,602
Other income (loss)	11	(53)	(5)	23	47

Total noninterest income	194	161	1,025	591	3,601

Noninterest Expense
Salaries and employee benefits	1,533	1,711	2,510	4,770	7,753
Premises lease	72	83	80	232	252
Depreciation expense	198	212	206	612	603
Occupancy and equipment	163	149	150	471	459
Data and item processing	175	186	167	545	490
Advertising expense	62	38	59	142	155
Office expense	90	101	107	291	351
Legal fees	872	313	34	1,491	143
Professional services	275	567	148	1,245	407
Business and occupation taxes	37	52	83	146	240
OREO loses and expense, net	413	145	170	584	207
Provision (benefit) for unfunded credit losses	(44)	(66)	548	(430)	561
Insurance expense	362	233	73	708	158
Loan collection expense	514	126	6	762	15
Other expenses	339	420	427	1,155	1,183

Total noninterest expense	5,061	4,270	4,768	12,724	12,977

Loss before provision (benefit) for income taxes	(4,298)	(6,706)	(11,629)	(19,816)	(7,864)

Provision (benefit) for income taxes (1)	—	4,255	(3,877)	1,261	(2,624)

Net Loss	$(4,298)	$(10,961)	$(7,752)	$(21,077)	$(5,240)

Diluted Loss per Common Share from Operations (1)	$(0.77)	$(0.80)	$(1.39)	$(2.61)	$(0.94)
Basic Loss per Common Share	$(0.77)	$(1.97)	$(1.39)	$(3.78)	$(0.94)
Diluted Loss per Common Share	$(0.77)	$(1.97)	$(1.39)	$(3.78)	$(0.94)

Average Number of Common Shares Outstanding	5,574,853	5,574,853	5,573,089	5,574,853	5,561,844
Fully Diluted Average Common Shares Outstanding	5,574,853	5,574,853	5,573,089	5,574,853	5,561,844

(1)	Excludes adjustment for deferred tax asset one-time accounting charge of $6.5 million during quarter ended June 30, 2008.

WSFG Reports 3Q08 Results
October 29, 2008        Page 5

CONSOLIDATED BALANCE SHEETS (Unaudited)	Sept 30,	June 30,	Dec 31,	Sept 30,
(in thousands except share data)	2008	2008	2007	2007

ASSETS
Cash and due from banks	$11,954	$12,557	$10,026	$8,538
Fed funds sold	43,800	66,000	56,900	21,825

Total cash and cash equivalents	55,754	78,557	66,926	30,363
Investment securities available for sale, at fair value	16,166	17,593	8,832	8,700
Federal Home Loan Bank stock, at cost	319	319	319	319
Loans held for sale	—	—	—	6,650
Loans receivable	322,666	339,233	412,950	419,023
Less: allowance for loan losses	(24,536)	(28,140)	(19,514)	(17,852)

Loans, net	298,130	311,093	393,436	401,171
Premises and equipment, net	7,872	8,485	8,760	9,496
Accrued interest receivable	1,346	1,505	2,541	2,537
Other real estate owned	10,984	4,394	983	1,647
Deferred tax asset	6,532	6,536	6,496	5,687
Less: valuation allowance deferred taxes	(6,532)	(6,532)	—	—

Deferred tax asset, net	—	4	6,496	5,687
Other assets	6,500	7,052	1,040	1,479

TOTAL ASSETS	$397,071	$429,002	$489,333	$468,049

LIABILITIES
Deposits:
Noninterest-bearing	$19,409	$21,503	$24,711	$27,658
Interest-bearing	331,093	356,858	396,734	372,152

Total deposits	350,502	378,361	421,445	399,810
Accrued interest payable	2,057	2,044	1,955	1,764
Allowance for unfunded credit losses	35	79	465	665
Other liabilities	557	381	500	978
Junior subordinated debentures	8,248	8,248	8,248	8,248

TOTAL LIABILITIES	361,399	389,113	432,613	411,465
STOCKHOLDERS’ EQUITY
Common Stock, $1 par value; 15,357,250 shares authorized; 5,574,853 shares issued and outstanding at September 30, 2008 June 30, 2008, December 31, 2007 and September 30, 2007	5,575	5,575	5,575	5,575
Additional paid-in capital	48,263	48,247	48,223	48,217
Retained earnings (accumulated deficit)	(18,223)	(13,926)	2,854	2,814
Accumulated other comprehensive gain (loss)	57	(7)	68	(22)

TOTAL STOCKHOLDERS’ EQUITY	35,672	39,889	56,720	56,584

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$397,071	$429,002	$489,333	$468,049

Book Value per Share	6.40	7.16	10.17	10.16

WSFG Reports 3Q08 Results
October 29, 2008        Page 6

Financial Statistics	Quarter Ended			Year to Date
(Unaudited)	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands except share data)	2008	2008	2007	2008	2007

Revenues
(Net interest income plus non-interest income)	$763	$1,109	$6,501	$4,143	$19,292
Averages
Total Assets	$412,664	$482,528	$464,602	$465,962	$435,427
Loans and Loans Held for Sale	$313,995	$356,417	$424,407	$348,332	$394,448
Interest Earning Assets	$300,399	$473,911	$449,343	$386,222	$421,274
Deposits	$363,429	$421,456	$388,079	$406,513	$360,866
Stockholders’ Equity	$38,355	$49,923	$65,319	$48,327	$63,798

Financial Ratios

Return on Average Assets	-4.14%	-9.14%	-6.62%	-6.04%	-1.61%
Return on Average Equity	-44.58%	-88.31%	-47.10%	-58.26%	-11.00%
Net Interest Margin	0.75%	0.80%	4.83%	1.23%	4.98%
Efficiency Ratio	662.9%	384.9%	73.4%	307.1%	67.3%
Non-performing Assets to Total Assets	32.75%	24.66%	0.92%	32.75%	0.92%

Asset Quality	Quarter Ended			Year to Date
(Unaudited)	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands)	2008	2008	2007	2008	2007

Allowance for Loan Losses Activity:

Balance of Beginning of Period	$28,140	$26,292	$4,492	$19,514	$3,972
Charge-offs	(3,624)	(1,697)	(15)	(6,237)	(299)
Recoveries	20	—	—	24	—

Net Loan Charge-offs	(3,604)	(1,697)	(15)	(6,213)	(299)

Reclassification of unfunded credit commitments	—	—	13	—	—
Provision for Loan Losses	—	3,545	13,362	11,235	14,179

Balance at End of Period	$24,536	$28,140	$17,852	$24,536	$17,852

Selected Ratios:
Net Charge-offs to average loans	1.15%	0.48%	0.00%	1.78%	0.08%
Provision for loan losses to average loans	0.00%	0.99%	3.15%	3.23%	3.59%
Allowance for loan losses to total loans	7.60%	8.30%	4.18%	7.60%	4.18%

Nonperforming Assets:

Non-Accrual loans	$119,067	$101,412	$2,395
Accruing Loans past due 90 days or more	—	—	282

Total non-performing loans (NPLs)	$119,067	$101,412	$2,677
Other real estate owned	10,984	4,394	1,647

Total non-performing assets (NPAs)	$130,051	$105,806	$4,324

Selected Ratios:
NPLs to total loans	36.85%	29.85%	0.63%
NPAs to total assets	32.75%	24.66%	0.91%
Note: Transmitted on GlobeNewswire on October 29, 2008 at 6:08 p.m. PDT